EXHIBIT 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

The undersigned officers of Motient Corporation, a Delaware corporation (the "Company"), do hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge:

     (i) the Annual Report on Form 10-K of the Company for the year ended December 31, 2006, as filed with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                          /s/ Robert H. Brumley
                                          --------------------------------------
                                          Robert H. Brumley
                                          President and Chief Executive Officer
                                          (Principal Executive Officer)
                                          March 30, 2007


                                          /s/ Neil L. Hazard
                                          --------------------------------------
                                          Neil L. Hazard
                                          Executive Vice President and Chief
                                          Financial Officer (Principal Financial
                                          Officer) March 30, 2007

A signed original of this written statement required by Section 906 has been provided to Motient Corporation and will be retained by Motient Corporation and furnished to the Securities and Exchange Commission or its staff upon request.